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                    Wang Laboratories, Inc. and Subsidiaries
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                EXHIBIT 11.1 - COMPUTATION OF EARNINGS PER SHARE
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                                                                  Three Months Ended            Three Months Ended
                                                                  March 31, 1997 (A)              March 31, 1996
                                                               ------------------------     ---------------------------
                                                               Primary    Fully Diluted     Primary       Fully Diluted
                                                               -------    -------------     -------       -------------

                                                                         (In thousands except per share data)
Average shares of Common Stock
  outstanding                                                    36,993          36,993          36,076          36,076
Common equivalent shares for stock options                           --              --              --              --
Net shares issuable under Modified Treasury Stock Method          6,395           6,395
Incremental shares from 4 1/2 % and 6 1/2% Convertible
  Preferred stock                                                    --           9,325              --              --
                                                               ------------------------        ------------------------
                                                                 43,388          52,713          36,076          36,076
                                                               ========================        ========================

Net Income                                                     $ 79,363        $ 79,363        $  5,007        $  5,007
Accretion and dividends of Preferred Stock                       (3,525)             --         (12,223)        (12,223)
Interest Savings and Investment Income as a
  result of Modified Treasury Stock Method                        2,595           2,595              --              --
                                                               ------------------------        ------------------------
Net income applicable to Common
  Stockholders                                                 $ 78,433        $ 81,958        $ (7,216)       $ (7,216)
                                                               ========================        ========================

Per Share Amounts:
  From Continuing Operations                                   $  (0.52)       $  (0.37)       $   0.14        $   0.14
  From Discontinued Operations                                     2.33            1.92           (0.34)          (0.34)
                                                               ------------------------        ------------------------
    Net income (loss) per share                                $   1.81        $   1.55        $  (0.20)       $  (0.20)
                                                               ========================        ========================
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                                                                  Nine Months Ended              Nine Months Ended
                                                                  March 31, 1997 (A)               March 31, 1996
                                                               ------------------------     ---------------------------
                                                               Primary    Fully Diluted     Primary       Fully Diluted
                                                               -------    -------------     -------       -------------
                                                                          (In thousands except per share data)
Average shares of Common Stock
  outstanding                                                    36,791          36,791          35,918          35,918
Common equivalent shares for stock options                           --              --              --              --
Net shares issuable under Modified Treasury Stock Method          6,395           6,395
Incremental shares from 4 1/2% Convertible
  Preferred stock                                                    --           3,913              --              --
                                                               ------------------------        ------------------------
                                                                 43,186          47,099          35,918          35,918
                                                               ========================        ========================

Net Income                                                     $ 57,506        $ 57,506        $ (8,805)       $ (8,805)
Accretion and dividends of Preferred Stock                      (10,573)         (7,008)        (19,046)        (19,046)
Interest Savings and Investment Income as a
  result of Modified Treasury Stock Method                        6,254           6,254              --              --
                                                               ------------------------        ------------------------
Net income applicable to Common
  Stockholders                                                 $ 53,187        $ 56,752        $(27,851)       $(27,851)
                                                               ========================        ========================

Per Share Amounts:
  From Continuing Operations                                   $  (0.54)       $  (0.42)       $   0.82        $   0.82
  From Discontinued Operations                                     1.77            1.62           (1.60)          (1.60)
                                                               ------------------------        ------------------------
    Net income (loss) per share                                $   1.23        $   1.20        $  (0.78)       $  (0.78)
                                                               ========================        ========================
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(A)  Calculated using the Modified Treasury Stock method